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                                                                     EXHIBIT 5.1


                                  May 6, 1998



USA Waste Services, Inc.
1001 Fannin Street, Suite 4000
Houston, Texas 77002

Ladies and Gentlemen:

     We have acted as counsel for USA Waste Services, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering and sale of up to 159,250 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the TransAmerican Waste Industries, Inc. Amended and Restated 1990 Stock Incentive Plan and the TransAmerican Waste Industries, Inc. 1997 Non-Employee Director Stock Option Plan (collectively, the "Plans"). Capitalized terms not defined herein shall have the meanings given to them under the Plans.

     In our capacity as counsel for the Company, we have examined the corporate documents of the Company, including its Restated Certificate of Incorporation, as amended, its Bylaws, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.
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USA Waste Services, Inc.
May 6, 1998
Page 2


     Based upon the foregoing, we are of the opinion that when payment for the shares of Common Stock has been made pursuant to the respective Plans, the Common Stock issued thereupon will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
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                                Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.